EXHIBIT 10.2

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
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     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Agreement
Amendment"), is made and entered into this 25th day of July, 2003, by and between SARO, INC., a Delaware Corporation ("Purchaser"), and BILLSERV, INC., a Nevada corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Asset Purchase Agreement dated May 19, 2003 (the "Agreement"), together with all amendments and modifications thereto, the parties hereto have agreed that Seller sell, assign, transfer and convey to Purchaser, and that Purchaser purchase from Seller, the Assets (as defined in the Agreement) in exchange for cash and assumption of the Assumed Liabilities (as defined in the Agreement), all according to the terms and subject to the conditions set forth in this Agreement Amendment (the "Transaction").

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. All terms used herein but not otherwise defined herein shall have the meanings set forth and/or defined in the Agreement, unless specifically indicated herein to the contrary.

     2. Schedule D of Section 1.46 of the Agreement is deleted in its entirety and replaced with the attached Schedule D.

     3. Schedule B of Sections 1.7 and 4.13 of the Agreement is deleted in its entirety and replaced with the attached Schedule B.

     4. Section 2.2(n) of the Agreement is deleted in its entirety.

     5. Schedule H of Section 2.3 of the Agreement is deleted in its entirety and replaced with the attached Schedule H.

     6. Section 2.6 of the Agreement is deleted in its entirety and replaced with the following:

        Purchase Price. The aggregate consideration for the Business and the Assets shall be $4,800,000 (the "Purchase Price"), plus the assumption of the Assumed Liabilities. At Closing, Purchaser shall pay Seller $4,100,000 (the "Cash Payment"). The Cash Payment shall be paid to Seller in the following manner: 1) that portion of the Cash Payment necessary to satisfy the Material Unsecured Creditors (as defined in Section 6.11) will be delivered via wire transfer to LJT (as defined in Section 6.11), 2) that portion of the Cash Payment necessary to satisfy the Secured Creditors (as defined in Section 9.3(d)) will be delivered via wire transfer to LJT (as defined in Section 9.3(d)), and 3) the remainder of the Cash Payment will be delivered to Seller via wire transfer.

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        (a)    Earnouts.

               i. Seller may earn an additional payment from Purchaser of $100,000 (the "$100,000 Earnout") based on gross revenues (as defined by GAAP) associated with the Business calculated for a one (1) year period, beginning on the first day of the first full month after Closing ("Annual Period"). If at the end of the Annual Period, the aggregate of gross revenues associated with the Business for the total of the twelve months in the Annual Period are equal to or exceed $5,000,000, then the $100,000 Earnout shall be paid to Seller. If Seller earns the $100,000 Earnout, Purchaser shall make the $100,000 Earnout available to Seller via wire transfer within ten (10) business days following the end of the Annual Period.

               ii. Seller may earn a second additional payment from Purchaser of $600,000 (the "$600,000 Earnout"), in an amount not to exceed $150,000 per quarter (or $600,000 total) (each an "Earnout") based on gross revenues associated with the Business (as defined by GAAP) calculated for each of the first four (4) consecutive ninety (90) day periods, with the first quarterly period beginning on the first day of the first full month after Closing (each a "Quarterly Period"). In any such Quarterly Period that gross revenues associated with the Business are: (i) less than $1,250,000, then such Quarterly Period Earnout shall be $0, (ii) between $1,250,000 and $1,375,000, then such Quarterly Period Earnout shall be $50,000, (iii) between $1,375,000 and $1,500,000, then such Quarterly Period Earnout shall be $100,000, (iv) more than $1,500,000, then such Quarterly Period Earnout shall equal $150,000. If Seller earns an Earnout, Purchaser shall make such Earnout available to Seller via wire transfer within ten (10) business days following the end of such applicable Quarterly Period. After each calendar month of each Quarterly Period, Purchaser shall certify and deliver to Seller a copy of Purchaser's financial records for the Business for that month, for the sole purpose of confirming gross revenue amounts. During the Annual Period, and including one month thereafter, Purchaser shall deliver the financial records (and certify that such records have been prepared in accordance with GAAP) applicable to a month to Seller by the fifteenth (15th) day of such month (the "Records Due Date"). Should Purchaser fail to deliver the financial records by the Records Due Date, Purchaser shall pay to Seller liquidated damages in the amount of $2,250 per every fifth (5th) day past the Records Due Date that Purchaser fails to deliver such financial records to Seller (the "Liquidated Damages"). Notwithstanding the aforementioned, Purchaser shall have no responsibility to deliver the financial records (until such time as Seller cures any applicable breach of a Seller representation or warranty in the Agreement, as described further in this sentence) or pay the Liquidated Damages in the event Seller's breach of a Seller representation or warranty in the Agreement is the cause for Purchaser's failure to meet the applicable Records Due Date; provided, however, that in the event such issue is determined by a court or other tribunal, then such decision making body will be permitted to fairly apportion the Liquidated Damages as it or they shall determine under the facts and circumstances. Not more than once after each Quarterly Period (a

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                    "Prior Quarterly Period"), Seller retains the right to audit
                    Purchaser's books and records related to the Business for such Prior Quarterly Period. The results of any such audit shall be binding upon the parties. Seller will select the auditor subject to Purchaser's approval, which approval will not be unreasonably withheld. If any discrepancies discovered by an audit result in an Earnout payable to Seller for such Prior Quarterly Period that is larger than the Earnout, or lack thereof, alleged on Purchaser's financial records for such Prior Quarterly Period, then the Earnout as determined by the auditor's written report shall be made available to Seller via wire transfer within ten
                    (10) business days following the issuance of such written report by the auditor. In the event a discrepancy as described above is discovered by an audit, Purchaser will pay the costs of the audit. In the event a discrepancy as described above is not discovered by an audit, Seller will pay the costs of the audit. In the event, however, that the Business is sold by Purchaser or Purchaser materially changes the scope or market of the Business during the Annual Period, Seller will be entitled to both the $100,000 Earnout and the $600,000 Earnout, via wire transfer, within fifteen days of such sale or material change.

                      1. Within ten (10) business days following the conclusion
                         of the Annual Period (the end of the fourth Quarterly Period), Purchaser shall pay Seller the difference, if any, between the sum of the Quarterly Period Earnouts paid or owing to Seller under Section 2.6(a)(ii) above and the following amounts:

                              At the end of the Annual Period, if gross revenues (as defined by GAAP) associated with the Business calculated for the Annual Period are: (i) less than $5,000,000, then $0, (ii) between $5,000,000 and $5,500,000, then $200,000, (iii) between
                              $5,500,000 and $6,000,000, then $400,000, (iv)
                              more than $6,000,000, then $600,000.

                         This paragraph shall in no event require Seller to return or refund any Quarterly Period Earnout paid Seller pursuant to Section 2.6(a)(ii) above.

     7. Schedule U of the Agreement is amended by deleting "Shareholder Agreement, Billserv Australia PTY Limited".

     8. Section 9.2(c) of the Agreement is deleted in its entirety and replaced by the following: "Purchaser shall have delivered the Cash Payment in accordance with Section 2.6 thereof.

     9. Section 9.2(e)(i) of the Agreement is amended by deleting "the JV Note and the JV Security Agreement."

     10. Section 11.1(b) of the Agreement is deleted in its entirety and replaced with the following:

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               (b) by either Purchaser or Seller if the Closing shall not have occurred by July 25, 2003, unless: 1) the failure to consummate the transactions contemplated herein is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Closing or 2) the approval of this Agreement by Seller's stockholders is delayed by action or inaction of the SEC provided that: i) Seller shall prepare and cause to be filed with the SEC the Proxy Statement, within fifteen (15) business days following the execution of this Agreement; and ii) that Seller use best efforts to comply with all rules and regulations of the SEC to obtain any and all other approvals necessary to approve this Agreement and the Acquisition;

     11. Section 12.3 is deleted in its entirety. Additionally, the Escrow Agreement between the parties and Wachovia Bank, dated May 19, 2003 is hereby terminated and made null and void. The parties acknowledge that the sufficiency of the consideration provided herein, including the amended Purchase Price, eliminates the necessity of the Escrow Fund and Escrow Agreement.

     12.  Section 12.4 of the Agreement is deleted in its entirety.

     13.  Section 12.5 of the Agreement is deleted in its entirety.

     14.  Section 12.6 of the Agreement is deleted in its entirety.

     15.  Section 12.7 of the Agreement is deleted in its entirety.

     16. The Promissory Note (the "Note") executed by Purchaser to Seller in the principal amount of Six Hundred Thousand Dollars ($600,000) is hereby terminated and made null and void. The parties acknowledge that the sufficiency of the consideration provided herein, including the amended Purchase Price, eliminates the necessity of the Promissory Note.

     17. The Security Agreement executed by and between Purchaser and Seller granting Seller a Security Interest - Pledge of Tangible and Intangible Assets as holder of the Note in the principal amount of Six Hundred Thousand Dollars ($600,000) is hereby terminated and made null and void. The parties acknowledge that the sufficiency of the consideration provided herein, including the amended Purchase Price, eliminates the necessity of the Security Agreement.

     18. The parties agree that they each will not use, copy, reproduce, retain, possess, sell, or transfer, in any way, form, or method whatsoever, and will delete and destroy (and produce to one another certification of the aforementioned) the following source code, object code, and other tangible and intangible assets (each and all the "Prohibited Assets") associated with Billserv Australia PTY Limited ("Billserv Australia"): 1) back-end processes including database schemas, customer data, scripts, log files, and applications; and 2) front-end code written for Billserv Australia, including but not limited to, SE Water, TXU, and Commonwealth Bank.

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     19.  Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Purchaser and Seller, and upon the heirs, executors, representatives, administrators, successors and assigns of Purchaser and Seller.

     20. Governing Law. This Agreement Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

     21. Integration. This Agreement Amendment, the Agreement and all the exhibits and schedules thereto, the certificates referenced therein, the exhibits thereto, and the Confidentiality Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto including, without limitation, that certain letter of intent between the parties dated April 14, 2003.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed under seal as of the day and year first written.

SARO, INC.,                                     BILLSERV, INC.,
a Delaware corporation                          a Nevada corporation

By:   ___________________________               By: ___________________________

Name: _________________________                 Name: _________________________

Title: __________________________               Title:  ___________________